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                                                                       Exhibit 4


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              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

              WARBURG, PINCUS GLOBAL TELECOMMUNICATIONS FUND, INC.
  THE CORPORATION IS AUTHORIZED TO ISSUE THREE BILLION SHARES, PAR VALUE $.001.
                                    SPECIMEN


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The Corporation is authorized to issue three or more classes of stock. The
Corporation will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

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              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

              WARBURG, PINCUS GLOBAL TELECOMMUNICATIONS FUND, INC.
   THE CORPORATION IS AUTHORIZED TO ISSUE ONE BILLION SHARES, PAR VALUE $.001.
                         DESIGNATED INSTITUTIONAL SHARES
                                    SPECIMEN

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The Corporation is authorized to issue three or more classes of stock. The
Corporation will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.